Exhibit 10.10
ARIAS TRUST AGREEMENT
Effective date: June 5, 2006
(Amended sections and exhibits, including the amendments approved at the Trustors’ Meeting held on May 29, 2008)
ONE: Definitions.
1)
PREMISES: The premises located at the corner of Arias and Melián streets in the City of Buenos Aires. Property Identification: Area 16, Section 43, Block 12A, Parcel 4, Total area 5741.16 m2, with a 88-meter long front on Arias street, a curving façade on Melián street, and 79.87 over Parcel 3, including green space to be assigned.

2)	AGREEMENT: The agreement embodied in this instrument, together with its EXHIBITS and all other supplementary documentation duly identified herein.
3)	TRUST: The real property trust known as “Arias Trust” created under this AGREEMENT.

4)	TRUSTORS: TRUSTORS “A” and “B “.
5)	TRUSTORS “A”: The individuals or legal entities originally signing the AGREEMENT in their capacity as trustors and Campos Setenta S.A., whose rights and obligations are set forth in section FOUR.
6)	TRUSTORS “B”: The individuals or legal entities adhering to the AGREEMENT in that capacity, whose rights and obligations are set forth in section FIVE.
7)
TRUSTEE: Trustee shall mean INTECONS S.A., the company which at the direction of and with the funds provided by the TRUSTORS shall acquire the PREMISES and carry out a real property project in accordance with the terms and conditions of this AGREEMENT.

8)	BENEFICIARIES: The TRUSTORS and any assignees of their rights.
9)	BUILDING: The building to be constructed for office use at the PREMISES, based on the project approved by the pertinent municipal authorities on March 7, 2008.
10)	UNITS: The apartments and supplementary facilities included in the BUILDING to be constructed.
11)
TRUST FUND: The fund made up of contributions by the TRUSTORS and by any other amount contributed under the AGREEMENT. The TRUST FUND shall be used to acquire the PREMISES, to construct the BUILDING and to pay any other expenses or taxes related to the TRUST’s purpose.

12)
TRUST PROPERTY: The trust property shall be that composed of the PREMISES, the TRUST FUND and the assets of any kind as may be acquired by the TRUSTEE in furtherance of the purpose of the TRUST. Pursuant to section 14 of law No. 24.441/95, trust assets are separate from the property of the parties to this AGREEMENT and as such they shall remain outside the scope of any individual or joint action filed by the creditors of the TRUSTEE or the TRUSTORS.

13)
AUDITOR: This shall mean the accounting firm doing business as Estudio María Eugenia De Piero, which shall be responsible for auditing and certifying the information provided by the TRUSTEE with respect to any use of funds or investments.

14)
ARCHITECTURE FIRM: This shall mean Architecture Firm M.SG.S.S.S. SA, responsible for the architectural project for the construction of the BUILDING, whose rights and obligations are set forth in section EIGHT.

15)
PROJECT: The plans prepared by the ARCHITECTURE FIRM and approved by the municipality on 3/7/08 and a detailed project description, both attached as EXHIBIT 1. The PROJECT shall be subject to the final adjustments made by the ARCHITECTURE FIRM or any other adjustments required for technical reasons.

16)
EXHIBITS: The documents identified as being an integral part of the AGREEMENT: EXHIBIT 1: PROJECT. EXHIBIT 2: Unit Worksheets. EXHIBIT 3: Estimated initial contributions to be made by TRUSTORS “A “ (total contributions and a breakdown of contributions by each trustor “A”) and contribution payment schedule. EXHIBIT 4: Total estimated costs to be borne by TRUSTORS “B”, payment schedule and percentage of contribution for each unit to which TRUSTORS “B” are entitled. EXHIBIT 5: Units to be delivered to TRUSTORS “A” and the percentage of contributions over costs in excess of those estimated in Exhibit 4 with respect to Trustors “B” to be made by Trustors “A” entitled to such units. EXHIBIT 6: Crown.

17)
EXTERNAL AUDITOR: It shall mean the firm doing business as Estudio Schindel, which shall audit the Balance Sheets and all information concerning the uses of funds and investments, as prepared by the TRUSTEE and signed and certified by the AUDITOR, as well as all AUDITOR’s work documents for the purpose of informing the TRUSTORS on their accuracy and reasonability.

SECOND: Purpose
The purpose of this AGREEMENT is to create a trust in accordance with section 2662 of the Civil Code and the provisions of law No. 24.441 for the acquisition of the PREMISES, the construction of the BUILDING in line with the PROJECT, and the ensuing division into and transfer of the UNITS to the TRUSTORS. The TRUSTEE shall be vested with ownership over the PREMISES and the TRUST FUND for the benefit of the BENEFICIARIES.

THIRD: Term
This AGREEMENT shall be effective for (60) sixty months from the date of its signing, a term which is deemed sufficient to attain the purpose hereof. The specified term shall be automatically renewed for an additional period of six months where such renewal is necessary due to delays in construction works or if obligations are outstanding upon lapse of the initial term.
The AGREEMENT shall be early terminated upon sale of the PREMISES and distribution of the FUND TRUST among TRUSTORS “A” once all obligations are complied with, if TRUSTORS “B” entitled to all UNITS other than the UNITS to which TRUSTORS “A” are entitled fail to adhere to the AGREEMENT before September 30, 2008.
FOUR: Rights and Obligations of TRUSTORS “A”
4.1)	TRUSTORS “A” shall have the following obligations:
4.1.1)
To contribute all funds necessary to acquire the PREMISES and bear all related maintenance and repair expenses, the fees due to the ARCHITECTURE FIRM, any expenses related to the approval of the project (including construction permits), and any other expenses related to the purpose of this AGREEMENT until TRUSTORS “B” join the trust or until the sale of the PREMISES. In addition, Trustors “A” shall provide the funds necessary to pay 19.4193% of the amount in excess of the total costs to be borne by TRUSTORS “B,” as estimated in EXHIBIT 4. Except for initial contributions as specified for each trustor in Exhibit 3, all further contributions shall be made in proportion to the units to which the trustors shall be entitled, in line with the percentage interests stated in EXHIBIT 5.

4.1.2)
Payment of Contributions: EXHIBIT 3 outlines the estimated schedule for the payment of the initial contributions due by each TRUSTOR “A,” provided however that TRUSTORS “A” shall thereafter make contributions as and when required by the TRUSTEE in furtherance of the purpose of the TRUST.

4.1.3)	Payment Currency: Contributions shall be made in the currency designated by the TRUSTEE based on the nature of the obligations owed under the TRUST.

4.1.4)
Failure to Make Initial Contributions: In view of the fact that time is of the essence for the payment of initial contributions, TRUSTORS’ failure to make any such contributions shall entitle the TRUSTEE to terminate the AGREEMENT with respect to the breaching TRUSTOR “A,” without demand of payment being required. In such case, if there is no immediate substitute trustor (which the TRUSTEE shall not be liable to find), the breaching trustor shall be liable for all damage sustained by the remaining TRUSTORS “A” as a result of such breach, including the loss of any price amounts paid in advance to the seller of the PREMISES. In the event there is a substitute trustor, the breaching trustor shall forfeit to the remaining TRUSTORS “A” (in an amount proportionate to their interests) any amounts contributed up to 30% of the total contribution initially committed. Any balance to which the breaching trustor may be entitled shall be reimbursed within thirty days following substitution. Breach following Initial Contributions: (i) Failure to make timely payment shall cause the breaching TRUSTOR “A” to be in default by operation of law, without any court or out-of-court notice being required. Upon default, the TRUSTEE shall be entitled to collect interest from the breaching TRUSTOR “A” at a 3% monthly rate from the date of default until the full payment of all outstanding amounts. The defaulting TRUSTOR “A” shall not be released from its payment obligation unless accumulated interest until the date of effective payment is paid together with any contributions due, notwithstanding the penalties provided for in the following section; (ii) Failure by TRUSTOR “A” to timely pay any of the installments owed as contributions following the initial contributions shall entitle the TRUSTEE to terminate the AGREEMENT with respect to the breaching TRUSTOR “A,” provided actual notice is given for such installment plus accrued interest to be paid within no less than five days. The termination of this AGREEMENT shall cause the breaching TRUSTOR “A” to be excluded from the trust. In such case, all amounts paid by the breaching TRUSTOR “A” shall be withheld until the purpose of the AGREEMENT is fully complied with, under the conditions stated below; (iii) As and for liquidated damages, the excluded TRUSTOR “A” shall forfeit any amounts paid up to 25% of its total estimated contribution. In the event the amounts paid by the breaching TRUSTOR until the date of its exclusion exceed the liquidated damages amount specified, the TRUSTEE shall reimburse any balance to the TRUSTOR within 30 days following the execution of the deed transferring the UNITS to all TRUSTORS, without interest or adjustments; (iv) In the event a breaching TRUSTOR “A” is excluded, the TRUSTEE shall call a Special Trustors’ Meeting to be held within thirty (30) days following notice of exclusion, in order to carry out an awarding process between all TRUSTORS present at the meeting to acquire all rights of excluded TRUSTOR “A” and to assume all its obligations. The proceeds resulting from such award shall be allocated to the TRUST FUND and inure to the benefit of all TRUSTORS “A,” provided that if such proceeds are less than the amount to be reimbursed to the excluded trustor in compliance with item (iii) of this section, the difference shall be paid by all TRUSTORS “A,” including substitute TRUSTOR “A,” in proportion to the percentage interests specified in Exhibit 5. In the event the awarding process fails, the TRUSTEE shall seek to find another TRUSTOR “A” under the same conditions applicable to the award between TRUSTORS “A,” within fifteen (15) business days following the date of the initial award. Absent a substitute trustor upon lapse of such term, all TRUSTORS “A” shall acquire the rights and assume the obligations of the excluded TRUSTOR “A,” in proportion to their interests.

4.2)	TRUSTORS “A” shall have the following rights:
4.2.1)
In the event TRUSTORS “B” in a number sufficient to construct the BUILDING before 09/30/08 join the trust, TRUSTORS “A” shall have the right to be transferred full ownership of the UNITS of the BUILDING, as provided for with respect to each of them in EXHIBIT 5. TRUSTORS “A” shall be entitled to the perpetual use for advertising purposes of the building’s crown, as described in EXHIBIT 6. It is hereby expressly agreed that TRUSTORS “A” shall not be entitled to any claim if due to changes in the PROJECT, as determined by the ARCHITECTURE FIRM, the area of their UNITS increases or decreases by 5%. The provisions of sections 6.1.13) and 6.1.14) shall apply to TRUSTORS “A”.

4.2.2)
TRUSTORS “A” shall have a preference right to participate as TRUSTORS “B” in the same proportion of their interest with respect to all other TRUSTORS “A” as set forth in exhibit 5. If any TRUSTOR “A” fails to fully or partially exercise such preference right, the remaining TRUSTORS “A” shall have a right to acquire up to 100% of all units meant for TRUSTORS “B” in the mentioned proportion. In the case of Campos Setenta S.A., the referred-to preference right and the right to acquire any units not acquired by other TRUSTORS “A” in exercise of their preference rights shall be exercised by the company itself or by its shareholders.

4.2.3)
If TRUSTORS “B” having a right to acquire all UNITS fail to join the trust, and TRUSTORS “A” are prevented from acquiring such UNITS until 09/30/08, TRUSTORS “A” shall be entitled to determine at a Meeting the conditions for the sale of the PREMISES, provided that the proceeds from such sale, net of expenses, shall be distributed among them in proportion to their interests with respect to the share of all TRUSTORS “A”.

4.3)
Assignment: TRUSTORS “A” may assign all their rights and obligations under this AGREEMENT to any third parties. Assignees shall thus become TRUSTORS “A,” provided that the assignor TRUSTOR “A” shall be jointly and severally liable for the assignee’s compliance with all its obligations. Any costs incurred by the TRUST as a result of an assignment shall be borne by the assignee.

FIVE: TRUSTORS “B”‘s Rights and Obligations
5.1)	TRUSTORS “B” shall have the following obligations:
5.1.1)
TRUSTORS “B” shall be under a duty to contribute the funds necessary to maintain the PREMISES and keep them in good condition from the moment they join the trust, and to construct the BUILDING and execute the relevant deeds for all units, in proportion to their participation based on the units chosen and the at cost contribution percentages specified in EXHIBIT 4. It is hereby expressly stated that: a) if the total costs to be borne by TRUSTORS “B” exceed the costs estimated in EXHIBIT 4, TRUSTORS “B” shall provide the funds necessary to pay 80.5807% of the excess amount, provided that the remaining 19.4193% shall be borne by TRUSTORS “A”; b) the estimated amounts are set for reference purposes only, provided that TRUSTORS “B” shall be required to pay a percentage of the total maintenance expenses related to the PREMISES and to the ensuing construction of the BUILDING, as well as any other expenses in connection with the purpose of this AGREEMENT, whether included or not in the referred-to estimate, and even if they exceed the costs estimated; c) Expenses not included in EXHIBIT 4 shall be directly related to the purpose of the trust and d) the TRUSTEE shall not introduce substantial changes to the technical specifications (EXHIBIT I) of the BUILDING without the TRUSTORS’ consent.

5.1.2)	Payment of Contributions: Contributions shall be initially paid in line with the investment schedule set forth in EXHIBIT 4, provided however that they shall conform to the requirements of the works.
5.1.3)	Payment Currency: Contributions shall be paid in the currency designated by the TRUSTEE based on the nature of the obligations owed under the TRUST.
5.1.4)
Breach — Untimely Payment — Interest: Failure to make timely payment shall cause the breaching TRUSTOR “B” to be in default by operation of law, without any court or out-of-court notice being required. Upon default, the TRUSTEE shall be entitled to collect interest from the breaching TRUSTOR “B” at a 3% monthly rate from the date of default until the full payment of all outstanding amounts. The defaulting TRUSTOR “B” shall not be released from its payment obligation unless accumulated interest until the date of effective payment is paid together with any contributions due, notwithstanding the penalties provided for in the following section.

5.1.5)
Termination- Exclusion: Failure by TRUSTOR “B” to timely pay any of the installments owed as contributions shall entitle the TRUSTEE to terminate the AGREEMENT with respect to the breaching TRUSTOR “B,” provided actual notice is given for such installment plus accrued interest to be paid within no less than five days. The termination of this AGREEMENT shall cause the breaching TRUSTOR “B” to be excluded from the trust. In such case, all amounts paid by the breaching TRUSTOR “B” shall be withheld until the purpose of the AGREEMENT is fully complied with, under the following conditions.

5.1.6)
Liquidated Damages: As and for liquidated damages, the excluded TRUSTOR “B” shall forfeit any amounts paid up to 25% of its total estimated contribution. In the event the amounts paid by the breaching TRUSTOR until the date of its exclusion exceed the liquidated damages amount specified, the TRUSTEE shall reimburse any balance to the TRUSTOR within 30 days following the execution of the deed transferring the UNITS to all TRUSTORS, without interest or adjustments.

5.1.7)
Substitution of excluded TRUSTOR “B” — Procedure: In the event a breaching TRUSTOR “B” is excluded, the TRUSTEE shall call a Special Trustors’ Meeting to be held within thirty (30) days following notice of exclusion, in order to carry out an awarding process between all TRUSTORS present at the meeting to acquire all rights of the excluded TRUSTOR and to assume all its obligations. The proceeds resulting from such award shall be allocated to the TRUST FUND and inure to the benefit of all TRUSTORS “B,” provided that if such proceeds are less than the amount to be reimbursed to the excluded trustor in compliance with item 6) of this section, the difference shall be paid by all TRUSTORS “B,” including the substitute TRUSTOR “B”, in proportion to the percentage share in the initial cost indicated in Exhibit 4. In the event the awarding process fails, the TRUSTEE shall seek to find another TRUSTOR “B” under the same conditions applicable to the award between the TRUSTORS within fifteen (15) business days following the date of the initial award. Absent a substitute trustor upon lapse of such term, all TRUSTORS “B” shall acquire the rights and assume the obligations of the excluded TRUSTOR “B,” in proportion to their interests.

5.2)
TRUSTORS “B” shall be entitled to acquire ownership of the UNIT(S) listed in EXHIBIT 4, which shall be identified in the agreement signed by each TRUSTOR “B” to adhere to this AGREEMENT. It is hereby expressly agreed that TRUSTORS “B” shall not be entitled to any claim if due to changes in the PROJECT, as determined by the ARCHITECTURE FIRM, or for any technical reasons in connection with the works, the area of their UNITS increases or decreases by 5%. The provisions of sections 6.1.13) and 6.1.14) shall apply to TRUSTORS “B”.

5.3)
Assignment: TRUSTORS “B” may assign all their rights and obligations under this AGREEMENT to any third parties. Assignees shall thus become TRUSTORS “B,” provided that the assignor TRUSTOR “B” shall be jointly and severally liable for the assignee’s compliance with all its obligations. For the TRUSTEE to be notified of any such assignments, the assignee shall pay fees in the amount of USD 200 (two hundred U.S. dollars) plus VAT. Any costs incurred by the TRUST as a result of an assignment shall be borne by the assignee.

SIX. TRUSTEE’S Rights and Obligations
6.1)
While acting as owner and administrator of the TRUST PROPERTY, the TRUSTEE shall comply with the terms of the AGREEMENT and its purpose. The TRUSTEE shall duly perform its obligations and exercise its powers pursuant to the trust placed upon it, in accordance with Law No. 24,441. Subject to these limitations and pursuant to these conditions, the TRUSTORS confer upon the TRUSTEE all such powers as are necessary to administer the trust created under this AGREEMENT. The TRUSTEE shall have the following rights and obligations, notwithstanding other rights and obligations conducive to the purpose of the trust:

6.1.1)
Administration and Management Powers: The TRUSTEE shall administer and manage the real estate Project, and collect from TRUSTORS A the funds committed as payment for the PREMISES, the trust ownership of which shall be registered temporarily and conditionally under TRUSTEE’s name, pursuant to Argentine Civil Code section 2662 and the relevant provisions of Law 24,441, and from the TRUSTORS pursuant to the AGREEMENT such funds as are necessary to cover all such costs as it must incur to construct the BUILDING and perform all such other acts as are conducive to the purpose of the TRUST.

6.1.2)
The TRUSTEE shall keep the TRUST PROPERTY separate from its own assets. In accordance with Law 24,441 section 14, the TRUST PROPERTY shall remain separate and distinct from the TRUSTORS’ and the TRUSTEE’s assets.

6.1.3)
Receipt of subscription offers from TRUSTORS B and trust subscription agreement: The TRUSTEE shall receive trust subscription offers, which shall be irrevocable until June 15, 2008, from any investor who is interested in participating as TRUSTORS B (which offers shall be secured with such minimum upfront payment as the TRUSTEE determines), and the TRUSTEE shall accept such offers when offers have been received for all units pertaining to TRUSTORS B, and shall execute the relevant subscription agreements.

6.1.4)	The TRUSTEE shall draft the works and investment plan.
6.1.5)
Contracting: The TRUSTEE shall hire such physical and/or legal persons as are required for executing the works scheduled under the PROJECT. Any contract worth over USD 20,000 (twenty thousand U.S. dollars) shall be awarded through open competition, for which no less than two proposals shall be required, which shall be drafted pursuant to a uniform set of specifications set out by the TRUSTEE. The TRUSTEE may accept price adjustment or redetermination terms in such contracts pursuant to usual practice.

6.1.6)	The TRUSTEE may purchase such works insurance as it deems necessary to supplement the insurance purchased by the hired companies pursuant to specifications set out by them.
6.1.7)
The TRUSTEE shall coordinate and supervise throughout the course of the project the performance of all professionals, experts and suppliers involved so as to ensure compliance with the project’s terms, costs and quality requirements.

6.1.8)	The TRUSTEE shall draft the Condominium Regulations, appoint the chairman of the Condominium Association and manage and coordinate together with the latter the commissioning of the BUILDING.
6.1.9)	Until 1 year from delivery of 70% of the UNITS, the TRUSTEE shall coordinate and handle complaints for defects filed against the responsible contractors.
6.1.10)	The TRUSTEE shall coordinate and request municipal work inspections.
6.1.11)
Reporting: The TRUSTEE shall convene a Regular Meeting of TRUSTORS every twelve months, to report to them on the progress and to render an account of, its administration, provided however that Special Meetings may also be convened.

6.1.12)	Non-encumbrance: The TRUSTEE may not encumber the PREMISES.

6.1.13)
Conveyance: Once the projected works have been completed and the condominium units plan and Condominium Regulations have been approved, the TRUSTEE shall allocate the UNITS to the respective BENEFICIARIES. The BENEFICIARY-owner shall meet all expenses, and shall pay all costs, taxes and fees incurred in the closing of the conveyance, and in registering the Condominium Regulations.

6.1.14)
Delivery of UNITS: The TRUSTEE shall surrender possession of the UNITS unto the BENEFICIARIES, who shall receive it, once the progress of the project is such that the exercise of possession by the BENEFICIARIES at their discretion does not hinder completion of the UNITS. For that purpose, the TRUSTEE shall send reliable notice of the date on which it shall deliver the UNITS, provided however that the BENEFICIARIES may not rely on uncompleted details to reject the UNITS if such uncompleted details do not prevent the unhindered use and enjoyment of the UNITS. As from the date set out for delivery, the BENEFICIARIES must pay their proportionate share of the common charges incurred and the taxes and other contributions encumbering the UNITS which they acquire. Additionally, upon taking possession of the UNITS, the BENEFICIARIES must make such contributions to the costs incurred in equipping and decorating the BUILDING’s common areas in proportion to their ownership interests in the UNITS they receive pursuant to the allocation of common charges set out in the Condominium Regulations (or a draft thereof, if it has not yet been notarially recorded). If there are enough funds in the Trust Fund, the TRUSTEE may advance such sums as are necessary to cover said equipment and decoration expenses.

6.2.
Compensation: In consideration of its services, the TRUSTEE shall be paid USD 1,200,000 (one million, two hundred thousand dollars) plus VAT. 75% of such payment (i.e., USD 900,000 + VAT, nine hundred thousand U.S. dollars plus VAT) shall compensate its services as manager and 25% (USD 300,000 + VAT, three hundred thousand U.S. dollars plus VAT) shall compensate its services as trustee. The compensation shall be paid as follows: (a) USD 120,000 (one hundred and twenty thousand U.S. dollars) plus VAT within fifteen days after TRUSTORS B’s subscription to the trust; (b) the balance of USD 1,080,000 (one million, eighty thousand U.S. dollars) plus VAT in 24 monthly, equal and consecutive part payments of USD 45,000 (forty five thousand U.S. dollars) plus VAT each; provided that the first part payment shall be due on the 5th day of the due date of the payment set out in (a) above. The compensation set out is included in the expense estimate contained in EXHIBIT 4. If the trust terminates with the sale of the PREMISES for the reasons set out in the last paragraph of Section THREE, TRUSTEE’s total compensation shall be 4% (four percent) plus VAT of the profit obtained by TRUSTORS A from the transaction, but shall be no less, even if it exceeds such percentage, than USD 12,000 (twelve thousand U.S. dollars plus VAT). Such compensation shall be paid before distributing the proceeds of the sale of the PREMISES between the TRUSTORS A.

6.3.
The TRUSTEE may call the BUILDING “EDIFICIO INTECONS” and to publicize such name on plaques or in any other form on entrance halls, gardens, etc., provided the BUILDING’s crown belonging to the unit owners listed in Exhibit 5 is not altered.

6.4.	Liability: The TRUSTEE shall be solely responsible for any loss or claim arising out of its negligent or willful actions or omissions, to the extent provided in Section 6 and 7 of Law 24,441.
SEVEN: Termination of TRUSTEE
7.1
The TRUSTEE shall be terminated (a) by decision of the TRUSTEES at a Special Meeting convened for such purpose, based on TRUSTEE’s failure to perform its obligations, pursuant to a majority vote of TRUSTORS representing no less than 70% (seventy percent) of the costs exceeding those set out in Exhibit 4, and shall forfeit its right to receive any outstanding compensation; (b) for any of the reasons set out in Section 9 of Law 24,441, except TRUSTEE’s resignation.

7.2
In the event any of the above conditions for termination is met, the TRUSTEE shall be replaced by any such substitute trustee as is appointed by the TRUSTORS at a Special Meeting convened for such purpose. In such event, the TRUSTEE shall render a final account and furnish the TRUSTORS with any documents it has in connection with the AGREEMENT, and shall transfer the TRUST PROPERTY to any such substitute trustee as the TRUSTORS designate in their sole discretion, within a term not exceeding sixty days after notification of the decision to substitute TRUSTEE, notwithstanding the liability for damages or losses which may arise for TRUSTEE.

EIGHT: The FIRM
8.1.	The Firm shall be responsible for:
8.1.1)	The executive project of architecture and coordination of structures and installations projects.

8.1.2)	Advising on the equipment for common areas.

8.1.3)	Coordinating the application for such municipal permits as the project requires.

8.1.4)	Reviewing and approving the samples and documents submitted by the contractors throughout the execution of the works.

8.1.5)	Controlling the contractors’ correct interpretation of the plans and technical documents of the architecture project.
8.2.	Compensation: In consideration of its services, the FIRM shall be paid USD 350,000 (three hundred and fifty thousand U.S. dollars) plus VAT. Such amount has been or shall be paid as follows:
8.2.1)	USD 105,000 (one hundred and five thousand U.S. dollars) plus VAT have been paid by the Trust and by the owners of the PREMISES or holders of interests therein before April 10, 2008.
8.2.2)	The balance of USD 245,000 (two hundred and forty-five thousand U.S. dollars) plus VAT within fifteen days as of the subscription of TRUSTORS B to the TRUST.

8.2.3)
The parties agree that the balance of the compensation set out above is included in the estimate of expenses contained in EXHIBIT 4. If TRUSTORS B do not subscribe to the TRUST and the trust is terminated with the sale of the PREMISES for the reasons set out in the last paragraph of Section THREE, the FIRM shall not receive the balance set forth in 8.2.2 above.

NINE: AUDITOR AND EXTERNAL AUDITOR
9.1.	AUDITOR:

9.1.1)	AUDITOR shall have such duties as are set out in section ONE subsection 13, and shall report on the TRUSTEE’s rendering of accounts.
9.1.2)
AUDITOR’s total compensation shall be agreed with the TRUSTEE and shall be consistent with current market conditions. If the AUDITOR must be replaced, the new auditor shall be chosen by the TRUSTEE from among three candidates proposed by the TRUSTORS.

9.2.	EXTERNAL AUDITOR:
9.2.1)	The external auditor shall have such duties as are set out in Section ONE, subsection 17.

9.2.2)
The EXTERNAL AUDITOR’s total compensation shall be agreed with the TRUSTEE and be consistent with current market conditions. If the EXTERNAL AUDITOR must be replaced, the new external auditor shall be chosen by the TRUSTORS.

TEN: Notaries Public
10.1.	The transaction shall be notarially recorded by MASCHWITZ-DEL CAMPO Notaries Public, with offices at Tucumán 715, piso 6°, City of Buenos Aires, and shall be responsible for:
10.1.1)	Notarizing the AGREEMENT and the TRUSTORS B’s subscription contracts.
10.1.2)
Transcribing and notarially recording the AGREEMENT and stating all personal details of TRUSTORS who have subscribed to the trust, issuing certified photocopies for the TRUSTEE and each of the TRUSTORS.

10.1.3)	Notarially recording the TRUSTEE’s purchase of the 80% undivided interest in the PREMISES and performing all prior tasks entailed in such purchase.
10.1.4)
Acting as escrow agent until the termination of the TRUST holding the following documents: the AGREEMENT, the TRUSTORS B’s subscription agreements, and notarial transcripts of the notarially recorded title deeds of the PREMISES.

10.1.5)	Drafting and issuing the notarially recorded instruments of constitution of condominium, Condominium Regulations and allocation of UNITS to the TRUSTORS.
10.2.	The total and only compensation to be paid to the Notaries Public shall break down as follows:
10.2.1)
for the professional services set out in sections 10.1.1) to 10.1.4) above (including title search), USD 5,000 (five thousand U.S. dollars) plus VAT. The Notaries Public shall also include in their invoice to the TRUST the following items:

10.2.1)A.	50% of the applicable Stamp Tax.
10.2.1)B.	Registration fees.
10.2.1)C.	Withholding of tax imposed on bank transfers under Law 25,413 in connection with the amounts resulting from sections 10.2.1)A. and 10.2.1)B above.
10.2.1)D.	Deed duties (amount proportionate to the deed value of 80% of the PREMISES).

10.2.1)E.	Stamps, original notarial record, notarial transcript, deed duties (fixed amount) and registration cards costs.
10.2.2)
For the professional services set out in 10.1.5) above, 0.5% (point five percent) of the amount by which each TRUSTOR contributes to the total cost, plus the applicable VAT. Such amount shall be paid, together with the expenses and applicable taxes, by the TRUSTORS at the time of the notarial recording of the allocation of their respective UNITS or the allocation in joint ownership in the case set out in TWELVE below. For calculating such value, the amounts paid by the TRUSTORS in Argentine currency shall be translated into U.S. dollars at the Argentine Central Bank rate (ask quote) of the date on which each contribution is made. The TRUSTEE shall make such calculation and communicate it to the BENEFICIARIES and to MASCHWITZ-DEL CAMPO Notaries.

ELEVEN: Defects
Since the TRUSTEE is neither the seller nor constructor of the BUILDING or the UNITS, it assumes no liability for construction defects as against the TRUSTORS and BENEFICIARIES, who shall state their claims directly to the responsible contractors. To that end, the TRUSTEE shall furnish the BENEFICIARIES with a list of such contractors at the time of the allocation of units.
TWELVE: Expiration of term — Extension
Upon the expiration of the effective term of the AGREEMENT, and of the automatic extension provided for in section THREE, the TRUSTEE shall convene a Meeting of TRUSTORS to discuss a term extension if the purpose of the AGREEMENT has not been fulfilled within the maximum agreed term. If no agreement is reached, the AGREEMENT shall be deemed expired, in which case the TRUSTEE shall surrender possession of, and convey, the PREMISES to the TRUSTORS, furnishing such instruments and land registration certificates as are applicable pursuant to Section 26, post, of Law 24,441. The PREMISES shall be conveyed to the TRUSTORS as joint owners pursuant to each TRUSTOR’s share in the costs exceeding those stated in Exhibit 4. After the term of AGREEMENT has expired and its purpose has been fulfilled in whole, if a balance remains in the TRUST FUND, it shall be distributed among the TRUSTORS in proportion to their contributions.

THIRTEEN: Bodies of the TRUST. End of Fiscal Year.
13.1.
Regular Meetings: Regular Meetings of TRUSTORS shall be convened no less than once every twelve months so that the TRUSTEE renders an account of its administration. Notices shall be served at the domicile of each TRUSTOR by certified mail, stating the date, place and time of the meeting (business days and hours within the city of Buenos Aires) and the order of business to be transacted.

13.2.
Quorum: Meetings shall commence at the time for which they are convened with the presence of a majority of TRUSTORS pursuant to the interest percentages set out for each of them in EXHIBITS 4 and 5 over the costs exceeding those stated in Exhibit 4, or half an hour later with any number of TRUSTORS. Meetings shall be presided over by the President of the TRUSTEE or its representative.

13.3.
Special Meetings: Special Meetings shall take place when convened at the instance of the TRUSTEE or by request of such number of TRUSTORS as represents no less than a 30% interest in the costs exceeding those set out in Exhibit 4. These Meetings shall be governed by the same rules as govern Regular Meetings.

13.4.
Majority requirements: Except as otherwise required in the AGREEMENT, resolutions in both types of Meetings shall be validly adopted by a plurality of the votes present, each 0.10% (point ten percent) interest in the costs exceeding those set out in Exhibit 4 representing one vote. TRUSTORS in default shall have no right to vote at a Meeting nor shall they count for the quorum requirements.

13.5.	Amendments to the Agreement: Any amendment to the Agreement shall be decided at a Special Meeting by a majority of trustors representing 70% of the votes present.
13.6.	Closing of Fiscal Year: Each Fiscal Year shall close on December 31.

FOURTEEN: Domicile and Jurisdiction
For all legal purposes of this AGREEMENT, the parties set their special domiciles at the address stated by each in the heading. Any dispute arising out of the execution of the AGREEMENT shall be decided by the General Arbitration Tribunal of the Buenos Aires Stock Exchange. In that connection, the parties accept in whole the Rules of such Tribunal. In witness whereof, the parties execute this AGREEMENT, which shall be kept by the TRUSTEE, who shall cause it to be recorded by a notary public. Once the AGREEMENT is notarially recorded, the TRUSTEE shall request certified copies thereof to distribute among the TRUSTORS. This AGREEMENT is executed in the place and on the date stated above.
Annexes
Annex I — Plans, detail of parking spaces corresponding to each floor, technical specifications of the building (Annex has been omitted and will be provided upon request)
Annex II — List of each floor and its respective parking spaces and other complementary spaces (Annex has been omitted and will be provided upon request)
Annex III — Initial contribution made by participants class A (including name of the participants, amounts to be contributed and prospective dates for each contribution) (Annex has been omitted and will be provided upon request)
Annex IV — Detail and amount of estimated costs to be borne by participants class B
Annex V — Percentage of the amounts exceeding estimated costs to be borne by participants class A (Annex has been omitted and will be provided upon request)
Annex VI — Plan (Annex has been omitted and will be provided upon request)

Arias Trust Agreement — Exhibit IV — Estimated costs to be afforded by Trustors “B”

		Fixed Amounts in USD				Ratio in
				19,4193%	Amount in Argentine	relation to
		Procurement in		afforded by	Pesos subject to	Total
Item	Total (USD)	USD	Storage	trustor “A”	adjustments (USD)	Amount
Land
Land payment and improvements by Trustors “A”	0.00	0.00	0.00	0.00	0.00	0.00%
80% Purchase Expenses and filing Expenses	62,400.00	62,400.00	0.00	0.00	0.00	0.20%

Total Land	62,400.00	62,400.00	0.00	0.00	0.00	0.20%

Construction Costs
Main Contractor	15,000,000.00	750,000.00	3,562,500.00	2,075,437.69	8,612,062.31	48.43%
Main Supplementary Works	810,000.00	40,500.00	269,325.00	97,130.48	403,044.52	2.61%
Facade and Exterior Structural Works	3,183,627.76	159,181.39	907,333.91	411,128.42	1,705,984.04	10.28%
Metal Works	283,911.67	42,586.75	108,596.21	25,774.99	106,953.72	0.92%
Elevators	1,150,828.19	805,579.73	0.00	67,044.83	278,203.62	3.72%
Air Conditioning Equipment and Installation	2,000,567.82	1,432,406.56	0.00	110,332.94	457,828.32	6.46%
Painting	95,000.00	0.00	19,000.00	14,758.67	61,241.33	0.31%
Small Current (CCTV/DETECC /C.ACC/MONIT)	60,000.00	36,000.00	0.00	4,660.63	19,339.37	0.19%
Internal Telephone Lines	20,000.00	0.00	0.00	3,883.86	16,116.14	0.06%
Wood Works	100,000.00	0.00	0.00	19,419.30	80,580.70	0.32%
Iron Fittings	50,000.00	0.00	0.00	9,709.65	40,290.35	0.16%
Glasses and Mirrors	30,000.00	0.00	0.00	5,825.79	24,174.21	0.10%
Generating Set	100,000.00	70,000.00	0.00	5,825.79	24,174.21	0.32%
Ground Floor Hall Finishing Works	100,000.00	0.00	0.00	19,419.30	80,580.70	0.32%
Exterior Works	50,000.00	0.00	0.00	9,709.65	40,290.35	0.16%
Lighting	80,000.00	0.00	0.00	15,535.44	64,464.56	0.26%
Miscellaneous	259,228.66	0.00	0.00	50,340.39	208,888.27	0.84%

Total Construction Cost	23,373,164.10	3,336,254.43	4,866,755.13	2,945,937.82	12,224,216.72	75.46%

Fees
Architectural Project Balance (MSGSSS)	245,000.00	245,000.00	0.00	0.00	0.00	0.79%
Business Development and Trustee (Intecons)	300,000.00	300,000.00	0.00	0.00	0.00	0.97%
Technical and Administrative Management (Intecons)	900,000.00	900,000.00	0.00	0.00	0.00	2.91%
Experts, miscellaneous	25,000.00	0.00	0.00	4,854.83	20,145.18	0.08%

Total Professional Fees	1,470,000.00	1,445,000.00	0.00	4,854.83	20,145.18	4.75%

Taxes
VAT, Fiscal Credit	5,228,874.86	1,005,373.83	1,022,018.58	621,705.48	2,579,776.97	16.88%
VAT, Payment to AFIP (Argentine Tax Authority)	125,921.71	0.00	0.00	0.00	125,921.71	0.41%
Presumed Minimun Income	358,546.10	67,703.18	68,163.24	41,464.47	181,215.22	1.16%
Tax on Bank Transactions	306,689.07	59,167.31	59,569.37	36,236.72	151,715.66	0.99%

Total Taxes	6,020,031.74	1,132,244.32	1,149,751.18	699,406.67	3,038,629.56	19.43%

Miscellaneous
Insurance and others	50,000.00	0.00	0.00	9,709.65	40,290.35	0.16%
Total Miscellaneous	50,000.00	0.00	0.00	9,709.65	40,290.35	0.16%

Total Estimated Cost	30,975,595.84	5,975,898.75	6,016,506.31	3,659,908.97	15,323,281.81	100.00%

(Fixed and Variable) Cost Percentages	100.00%		50.53%		49.47%
All amounts in US dollars
Bidding or estimated amounts as of 04/01/2008

Arias Trust Agreement — Exhibit IV — Estimated Costs and share percentages on costs and increase

									Total Estimated Costs				Share
	Office						Parking		Total		Estimated		On	On Initial	Location of Parking
				Bathrooms			Spaces		Private	Estimated	VAT	Estimated	Budget	Costs of	Spaces
			Carpet	and Office		Total	# of	Area	Area	Initial Cost	(18,8292%)	Initial Cost	“B”	Trustor	Cars on 1st	Cars on 2nd
Percentage Trustor “B”	Floor	Location	(m2)	(m2)	Rooftop	Area	Cars	(m2)	(m2)	(USD)	in USD	(USD)	Increase	“B”	Basement	Basement
100.0000%	2	Complete	830	70		900	14	168	1,068	1,611,500	303,433	1,914,933	4.9816%	6.1821%	5	9
100.0000%	3	Complete	830	70		900	14	168	1,068	1,629,500	306,823	1,936,323	5.0372%	6.2511%	5	9
100.0000%	4	Complete	830	70		900	14	168	1,068	1,647,500	310,212	1,957,712	5.0928%	6.3202%	5	9
100.0000%	5	Complete	830	70		900	14	168	1,068	1,665,500	313,601	1,979,101	5.1485%	6.3892%	5	9
100.0000%	6	Complete	830	70		900	14	168	1,068	1,683,500	316,990	2,000,490	5.2041%	6.4583%	5	9
100.0000%	7	Complete	830	70		900	14	168	1,068	1,701,500	320,380	2,021,880	5.2598%	6.5273%	5	9
100.0000%	8	Complete	830	70		900	14	168	1,068	1,719,500	323,769	2,043,269	5.3154%	6.5964%	5	9
100.0000%	9	Complete	830	70		900	14	168	1,068	1,737,500	327,158	2,064,658	5.3711%	6.6654%	5	9
100.0000%	10	Complete	830	70		900	14	168	1,068	1,755,500	330,547	2,086,047	5.4267%	6.7345%	5	9
100.0000%	11	Complete	830	70		900	16	192	1,092	1,789,000	336,855	2,125,855	5.5303%	6.8630%	6	10
100.0000%	12	Complete	830	70		900	16	192	1,092	1,802,500	339,397	2,141,897	5.5720%	6.9148%	6	10
100.0000%	13	NW	300	25	167	492	6	72	564	739,786	139,296	879,082	2.2869%	2.8380%	2	4
100.0000%		SE	230	25	204	459	4	48	507	607,026	114,298	721,325	1.8765%	2.3287%	2	2
100.0000%	14	NW	300	25		325	6	72	397	651,500	122,673	774,173	2.0140%	2.4993%	2	4
100.0000%		SE	230	25		255	4	48	303	509,200	95,879	605,079	1.5741%	1.9534%	2	2
100.0000%	15	NW	300	25		325	6	72	397	661,250	124,508	785,758	2.0441%	2.5367%	2	4
100.0000%		SE	230	25		255	4	48	303	516,850	97,319	614,169	1.5977%	1.9828%	2	2
100.0000%	16	NW	300	25		325	6	72	397	671,000	126,344	797,344	2.0742%	2.5741%	2	4
100.0000%		SE	230	25		255	4	48	303	524,500	98,759	623,259	1.6214%	2.0121%	2	2
100.0000%	17	NW	300	25		325	6	72	397	680,750	128,180	808,930	2.1044%	2.6115%	2	4
100.0000%		SE	230	25		255	4	48	303	532,150	100,200	632,350	1.6450%	2.0414%	2	2
24.6983%	18	NW	300	25		325	6	72	397	170,542	32,112	202,654	0.5272%	0.6542%	2	4
100.0000%		SE	230	25		255	4	48	303	539,800	101,640	641,440	1.6687%	2.0708%	2	2
94.9790%	20	SE	230	25		255	4	48	303	519,963	97,905	617,868	1.6073%	1.9947%	2	2

Total Trustors “B”			12,303	1,075	371	13,697	217	2,607	16,305	26,067,317	4,908,279	30,975,596	80.5807%	100.0000%	83	139

Arias Trust Agreement — Exhibit IV — Trustors “B” Payment Schedule per unit

			Payment schedule
							20 installments
					Advance		(4% each) - 1st
					Payment		installement
					(18%) as of		becomes due
Percentage	Office		Reservation		the execution of the		after 30 days from		Total Estimated
Trustor “B”	Floor	Location	(2%)		agreement		Advance Payment		Initial Payment
100.0000%	2	Complete	U$S	38,298.67	U$S	344,687.99	U$S	76,597.33	U$S	1,914,933.29
100.0000%	3	Complete	U$S	38,726.45	U$S	348,538.06	U$S	77,452.90	U$S	1,936,322.55
100.0000%	4	Complete	U$S	39,154.24	U$S	352,388.13	U$S	78,308.47	U$S	1,957,711.82
100.0000%	5	Complete	U$S	39,582.02	U$S	356,238.19	U$S	79,164.04	U$S	1,979,101.08
100.0000%	6	Complete	U$S	40,009.81	U$S	360,088.26	U$S	80,019.61	U$S	2,000,490.34
100.0000%	7	Complete	U$S	40,437.59	U$S	363,938.33	U$S	80,875.18	U$S	2,021,879.61
100.0000%	8	Complete	U$S	40,865.38	U$S	367,788.40	U$S	81,730.75	U$S	2,043,268.87
100.0000%	9	Complete	U$S	41,293.16	U$S	371,638.46	U$S	82,586.33	U$S	2,064,658.14
100.0000%	10	Complete	U$S	41,720.95	U$S	375,488.53	U$S	83,441.90	U$S	2,086,047.40
100.0000%	11	Complete	U$S	42,517.10	U$S	382,653.94	U$S	85,034.21	U$S	2,125,855.20
100.0000%	12	Complete	U$S	42,837.94	U$S	385,541.49	U$S	85,675.89	U$S	2,141,897.15
100.0000%	13	NW	U$S	17,581.65	U$S	158,234.85	U$S	35,163.30	U$S	879,082.48
100.0000%		SE	U$S	14,426.49	U$S	129,838.45	U$S	28,852.99	U$S	721,324.70
100.0000%	14	NW	U$S	15,483.45	U$S	139,351.06	U$S	30,966.90	U$S	774,172.53
100.0000%		SE	U$S	12,101.57	U$S	108,914.13	U$S	24,203.14	U$S	605,078.52
100.0000%	15	NW	U$S	15,715.17	U$S	141,436.51	U$S	31,430.34	U$S	785,758.38
100.0000%		SE	U$S	12,283.38	U$S	110,550.41	U$S	24,566.76	U$S	614,168.95
100.0000%	16	NW	U$S	15,946.88	U$S	143,521.96	U$S	31,893.77	U$S	797,344.24
100.0000%		SE	U$S	12,465.19	U$S	112,186.69	U$S	24,930.38	U$S	623,259.39
100.0000%	17	NW	U$S	16,178.60	U$S	145,607.42	U$S	32,357.20	U$S	808,930.09
100.0000%		SE	U$S	12,647.00	U$S	113,822.97	U$S	25,293.99	U$S	632,349.83
24.6983%	18	NW	U$S	4,053.07	U$S	36,477.64	U$S	8,106.14	U$S	202,653.58
100.0000%		SE	U$S	12,828.81	U$S	115,459.25	U$S	25,657.61	U$S	641,440.27
94.9790%	20	SE	U$S	12,357.35	U$S	111,216.16	U$S	24,714.70	U$S	617,867.56

Total Trustors “B”			U$S	619,512	U$S	5,575,607	U$S	24,780,477	U$S	30,975,595.96

Arias Trust Agreement — Exhibit IV — Estimated Expense Flow

Report Date	04/01/2008	Exchange Rate ($/U$S)	3.16

Expenses	Budget		Apr-08	may-08	jun-08	jul-08	Aug-08	sep-08	oct-08	nov-08	Dec-08	Jan-09	feb-09	mar-09	Apr-09
					Construction begins
Land
Seller	USS	0.00
Purchase and Filing Expenses	USS	62,400.00	62,400.00

Total Land	USS	62,400.00	62,400.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Construction Cost
Paid Storage	USS	3,944,221.44		3,944,221.44
Certifications less guarantee withholdings	USS	19,428,942.66			701,194.92	701,194.92	701,194.92	701,194.92	993,359.47	934,926.56	934,926.56	934,926.56	934,926.56	1,051,792.38	1,168,658.21

Total Construction Cost	USS	23,373,164.10	0.00	3,944,221.44	701,194.92	701,194.92	701,194.92	701,194.92	993,359.47	934,926.56	934,926.56	934,926.56	934,926.56	1,051,792.38	1,168,658.21

Professional Fees
M.SG.S.S.S Architecture Firm	USS	245,000.00		245,000.00
Intecons (Trust Administration and Technical Management)	USS	1,200,000.00		120,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00

Total Professional Fees	USS	1,445,000.00	0.00	365,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00

Taxes
VAT Fiscal Credit	USS	5,228,874.86	1,940.40	905,566.50	157,330.93	157,330.93	157,330.93	157,330.93	218,685.49	206,414.58	206,414.58	206,414.58	206,414.58	230,956.40	255,498.22
VAT Payment to AFIP (Argentine Tax Authority)	USS	125,921.71	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Gross Income Tax	USS	0.00		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Stamp Tax	USS	0.00
Presumed Minimun Income	USS	358,546.10	360.76	360.76	531.62	409.09	409.09	409.09	409.09	409.09	409.09	409.09	409.09	409.09	409.09
Tax on Bank Transactions	USS	306,689.07	677.01	52,181.49	9,070.57	9,069.35	9,069.35	9,069.35	12,604.54	11,897.50	11,897.50	11,897.50	11,897.50	13,311.58	14,725.66

Total Taxes	USS	6,020,031.74	2,978.17	958,108.75	166,933.13	166,809.37	166,809.37	166,809.37	231,699.12	218,721.17	218,721.17	218,721.17	218,721.17	244,677.07	270,632.97

Miscellaneous	USS	75,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00

Total Expenses	USS	30,975,595.84	68,378.17	5,270,330.19	916,128.05	916,004.30	916,004.30	916,004.30	1,273,058.60	1,201,647.74	1,201,647.74	1,201,647.74	1,201,647.74	1,344,469.45	1,487,291.17

Total Accummulated Expenses	USS	30,975,595.84	68,378	5,338,708	6,254,836	7,170,841	8,086,845	9,002,849	10,275,908	11,477,556	12,679,203	13,880,851	15,082,499	16,426,968	17,914,259

Expenses	Budget		may-09	jun-09	jul-09	ago-09	sep-09	oct-09	nov-09	dic-09	ene-10	feb-10	mar-10	abr-10	may-10	Subtotal
															Fin obra
Land
Seller	USS	0.00														0.00
Purchase and Filing Expenses	USS	62,400.00														62,400.00

Ttoal Land	USS	62,400.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	62,400.00

Construction Cost
Paid Sorage	USS	3,944,221.44														3,944,221.44
Certifications less guarantee withholdings	USS	19,428,942.66	934,926.56	934,926.56	934,926.56	1,051,792.38	1,051,792.38	1,168,658.21	934,926.56	934,926.56	934,926.56	788,844.29				19,428,942.66

Total Construction Cost	USS	23,373,164.10	934,926.56	934,926.56	934,926.56	1,051,792.38	1,051,792.38	1,168,658.21	934,926.56	934,926.56	934,926.56	788,844.29	0.00	0.00	0.00	23,373,164.10

Professional Fees
M.SG.S.S.S Architecture Firm	USS	245,000.00														245,000.00
Intecons (Trust Administration and Technical Management)	USS	1,200,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	1,200,000.00

Total Professional Fees	USS	1,445,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	45,000.00	1,445,000.00

Taxes
VAT Fiscal Credit	USS	5,228,874.86	206,414.58	206,414.58	206,414.58	230,956.40	230,956.40	255,498.22	206,414.58	206,309.58	206,309.58	175,632.30	9,975.00	9,975.00	9,975.00	5,228,874.86
VAT Payment to AFIP (Argentine Tax Authority)	USS	125,921.71	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	125,921.71	125,921.71
Gross Income Tax	USS	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Stamp Tax	USS	0.00														0.00
Presumed Minimun Income	USS	358,546.10	409.09	111,260.58	10,611.04	10,611.04	10,611.04	10,611.04	10,611.04	10,611.04	10,611.04	10,611.04	10,611.04	10,611.04	135,422.01	358,546.10
Tax on Bank Transactions	USS	306,689.07	11,897.50	13,006.02	11,999.52	13,413.60	13,413.60	14,827.67	11,999.52	11,993.47	11,993.47	10,225.88	680.86	680.86	3,188.19	306,689.07

Total Taxes	USS	6,020,031.74	218,721.17	330,681.18	229,025.14	254,981.04	254,981.04	280,936.93	229,025.14	228,914.09	228,914.09	196,469.21	21,266.90	21,266.90	274,506.91	6,020,031.74

Miscellaneous	USS	75,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	3,000.00	2,500.00	2,500.00	2,500.00	2,500.00	2,500.00	2,500.00	75,000.00

Total Expenses	USS	30,975,595.84	1,201,647.74	1,313,607.74	1,211,951.70	1,354,773.42	1,354,773.42	1,497,595.14	1,211,951.70	1,211,340.65	1,211,340.65	1,032,813.50	68,766.90	68,766.90	322,006.91	30,975,595.84

Total Accumulated Expenes	USS	30,975,595.84	19,115,907	20,429,515	21,641,467	22,996,240	24,351,013	25,848,609	27,060,560	28,271,901	29,483,242	30,516,055	30,584,822	30,653,589	30,975,596

All Amounts in US Dollars